    As filed with the Securities and Exchange Commission on April 22, 1997
                                                          Registration No. 333-
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                  ----------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                                  ----------

                         ADC TELECOMMUNICATIONS, INC.
            (Exact name of registrant as specified in its charter)

               Minnesota                          41-0743912
      (State or other jurisdiction             (I.R.S. Employer
   of incorporation or organization)         Identification No.)

         12501 Whitewater Drive
         Minnetonka, Minnesota                       55343
 (Address of Principal Executive Offices)          (Zip Code)

                         ADC TELECOMMUNICATIONS, INC.
                    NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
                           (Full title of the plan)

                                  Copies to:
         David F. Fisher, Esq.            Robert A. Rosenbaum, Esq.
        Vice President, General              Dorsey & Whitney LLP
    Counsel and Corporate Secretary         Pillsbury Center South
      ADC Telecommunications, Inc.          220 South Sixth Street
         12501 Whitewater Drive         Minneapolis, Minnesota  55402
      Minnetonka, Minnesota  55343              (612) 340-5681
             (612) 938-8080
     (Name, address, and telephone
      number of agent for service)


                        CALCULATION OF REGISTRATION FEE
===============================================================================
                                    Proposed         Proposed         Amount
      Title of                      maximum          maximum            of
   securities to    Amount to    offering price aggregate offering registration
   be registered  be registered  per share (1)      price (1)          fee
-------------------------------------------------------------------------------
    Common Stock     400,000          $24           $9,600,000        $2,910
  ($.20 par value)
===============================================================================

(1)Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(h), based upon the average of the high and low prices of the Common Stock on April 18, 1997, as reported on the Nasdaq National Market.

   Pursuant  to General Instruction E of Form S-8, this Registration  Statement relates to the registration of additional shares of Common Stock, $.20 par value ("Common Stock"), of the Registrant under the Registrant's 1991 Nonemployee Director Stock Option Plan, a stock-based employee benefit plan for which the Registrant registered 55,000 shares of Common Stock under Registration Statement filed with the Securities and Exchange Commission on May 3, 1991 (File No. 33-40357), the contents of each of which (including any post-effective amendments thereto) are hereby incorporated by reference herein.

===============================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

            The   following   documents,  which  have   been   filed   by   ADC
Telecommunications, Inc. (the "Company") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement, as of their respective dates:

           (a) The Company's Annual Report on Form 10-K for the year ended October 31, 1996.

           (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since October 31, 1996.

           (c) The description of the Company's Common Stock contained in any Registration Statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

           All other reports and any definitive proxy or information statements subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

ITEM 8.   EXHIBITS

Exhibit
Number    Description
------    -----------

  4.1 Restated Articles of Incorporation of the Company, as amended to date (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-3, dated April 15, 1997).

  4.2 Restated Bylaws of the Company, as amended to date (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-3, dated April 15, 1997).

  5.1     Opinion of Dorsey  & Whitney LLP regarding legality.

  23.1    Consent  of  Arthur Andersen LLP.

  23.2 Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 to this Registration Statement).

  24.1    Power of Attorney.

ITEM 9.   UNDERTAKINGS

     A.   Post-Effective Amendments

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change to such information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in the information set forth in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B.   Subsequent Documents Incorporated by Reference

           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C.   Claims for Indemnification

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on April 22, 1997.

                                     ADC TELECOMMUNICATIONS, INC.


                                     By   /s/  William J. Cadogan
                                        ---------------------------------
                                        William J. Cadogan
                                        Chairman of the Board, President,
                                        Chief Executive Officer and
                                        Chief Operating Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

By   /s/  William J. Cadogan                      Dated:  April 22, 1997
   -----------------------------------
   William J. Cadogan
   Chairman of the Board, President,
   Chief Executive Officer and
   Chief Operating Officer
   (principal executive officer)


By   /s/  Robert E. Switz                         Dated:  April 22, 1997
   -----------------------------------
   Robert E. Switz
   Vice President, Chief Financial Officer
   (principal financial officer)


By   /s/  Charles T. Roehrick                     Dated:  April 22, 1997
   -----------------------------------
   Charles T. Roehrick
   Vice President and Controller
   (principal accounting officer)


By             *                                  Dated:  April 22, 1997
   -----------------------------------
   James C. Castle, Ph.D.
   Director


By             *                                  Dated:  April 22, 1997
   -----------------------------------
   Thomas E. Holloran
   Director


By             *                                  Dated:  April 22, 1997
   -----------------------------------
   B. Kristine Johnson
   Director

By             *                                  Dated:  April 22, 1997
   -----------------------------------
   Charles W. Oswald
   Director


By             *                                  Dated:  April 22, 1997
   -----------------------------------
   Irene M. Qualters
   Director


By             *                                  Dated:  April 22, 1997
   -----------------------------------
   Alan E. Ross
   Director


By             *                                  Dated:  April 22, 1997
   -----------------------------------
   Jean-Pierre Rosso
   Director


By             *                                  Dated:  April 22, 1997
   -----------------------------------
   Donald M. Sullivan
   Director


By             *                                  Dated:  April 22, 1997
   -----------------------------------
   Warde F. Wheaton
   Director


By             *                                  Dated:  April 22, 1997
   -----------------------------------
   John D. Wunsch
   Director


*By    /s/ Robert E. Switz
   -----------------------------------
   Robert E. Switz
   As Attorney-In-Fact

                                 EXHIBIT INDEX



Exhibit Number Description                                             Page
-------------- -----------                                             ----

   4.1 Restated Articles of Incorporation of the Company, as amended to date (incorporated by reference to Exhibit
               4.1 to the Company's Registration Statement on Form S-3, dated April 15, 1997)

   4.2         Restated Bylaws of the Company, as amended to date
               (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-3, dated April 15, 1997)

   5.1         Opinion of Dorsey & Whitney LLP ..........................

   23.1        Consent of Arthur Andersen LLP ...........................

   23.2        Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)

   24.1        Power of Attorney ........................................